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                                                                    Exhibit 4(b)


                          REGISTRATION RIGHTS AGREEMENT

                  This REGISTRATION RIGHTS AGREEMENT (this "Agreement") is entered into as of ___________, 2000, by and among Purina Mills, Inc., a Delaware corporation (the "COMPANY"), and the Holders (as hereinafter defined) of Registrable Securities (as hereinafter defined) who are parties to this Agreement.

                              W I T N E S S E T H:
                               - - - - - - - - - -


         WHEREAS, certain Holders are acquiring Common Stock (as hereinafter defined) pursuant to the Plan (as hereinafter defined); and

         WHEREAS, pursuant to the Plan, the Company is obligated to provide the Holders with certain registration rights with respect to the Registrable Securities and to take certain other actions with respect to the Registrable Securities.

         NOW, THEREFORE, in consideration of the foregoing and of the mutual premises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.       DEFINITIONS.

         Unless otherwise defined herein, capitalized terms used herein and in the recitals above shall have the following meanings:

         "AFFILIATE" of a Person means any Person that directly or indirectly through one or more intermediaries controls or is controlled by, or is under common control with, such other Person. For purposes of this definition, the term "control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, direct or indirect, of the power to cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         "APPROVED UNDERWRITER" has the meaning assigned to such term in Section 2(d).

         "APPROVED UNDERWRITER AMOUNT" has the meaning assigned to such term in
Section 2(b).

         "BUSINESS DAY" means any day except a Saturday, Sunday or other day that is a legal holiday or a day on which commercial banks in New York City generally are authorized or required by law or other government actions to be closed.

         "CLAIM" has the meaning assigned to such term in Section 7(a).

         "COMMON STOCK" means the Common Stock, $0.01 par value, of the Company and includes any securities of the Company issued or issuable with respect to such securities by way of a stock split, recapitalization, merger, consolidation or other reorganization or otherwise.



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         "COMPANY UNDERWRITER" has the meaning assigned to such term in Section
3(a).

         "EFFECTIVE DATE" has the meaning assigned to such term in the Plan.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, or any similar or successor statute.

         "HOLDER" means (a) Koch Agriculture Company, (b) each Person entitled to receive distributions pursuant to the Plan of Common Stock representing at least ten percent (10%) of the aggregate Common Stock issuable pursuant to the Plan, (c) each Person entitled to receive distributions of Common Stock pursuant to the Plan, which Person is otherwise an Affiliate of the Company, and (d) any permitted transferee of any of the Persons identified in clauses (a) through (c) of this definition who after giving effect to such transfer is the beneficial owner of three percent (3%) or more of the outstanding Common Stock and who has agreed in writing to be bound by the terms of this Agreement; PROVIDED in the case of clause (a) through (d) of this definition that such Person owns Registrable Securities.

         "INDEMNIFIED PARTY" has the meaning assigned to such term in Section 7(c).

         "INDEMNIFYING PARTY" has the meaning assigned to such term in Section 7(c).

         "INSPECTORS" has the meaning assigned to such term in Section 5(a)(ii).

         "LOCK-UP PERIOD" has the meaning assigned to such term in Section 4(a).

         "LOSSES" has the meaning assigned to such term in Section 7(a).

         "NASD" means the National Association of Securities Dealers, Inc.


         "PARTICIPATING HOLDERS" means Holders participating, or requesting to participate, as the case may be, in an underwritten offering of Registrable Securities.

         "PERSON" means any individual, firm, corporation, company, partnership, trust, incorporated or unincorporated association, limited liability company, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind, and includes any successor (by merger or otherwise) of any such entity.

         "PLAN" means the plan of reorganization of the Company and its debtor subsidiaries under Chapter 11 of Title 11 of the United States Code, 11 U.S.C. Sec. 101 et seq. filed with the United States Bankruptcy Court for the District of Delaware and confirmed by such court on ________, 2000, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof.

         "REGISTRATION EXPENSES" means all expenses (other than underwriting discounts and commissions) arising from or incident to the performance of, or compliance with, this Agreement, regardless of whether any Registration Statement filed in connection with this Agreement is declared effective, including, without limitation, (a) SEC, stock exchange, NASD and other registration and filing fees, (b) all fees and expenses incurred in connection with



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complying with any securities or blue sky laws (including, without limitation, fees, charges and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (c) all printing, messenger and delivery expenses, (d) the fees, charges and disbursements of counsel to the Company and of its independent public accountants and any other accounting and legal fees, charges and expenses incurred by the Company (including, without limitation, any expenses arising from any special audits or "comfort letters" required in connection with or incident to any registration), (e) the fees, charges and disbursements of any special experts retained by the Company in connection with any registration pursuant to the terms of this Agreement, (f) all internal expenses of the Company (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (g) the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or the Nasdaq Stock Market and (h) Securities Act liability insurance (if the Company in its sole discretion elects to obtain such insurance).

         "REGISTRABLE SECURITIES" means any and all shares of Common Stock issued or issuable pursuant to or as otherwise contemplated by the Plan to the Holders. For the purposes of this Agreement, Registrable Securities will cease to be Registrable Securities when (a) a Registration Statement covering such Registrable Securities has been declared effective under the Securities Act by the SEC and such Registrable Securities have been disposed of pursuant to such effective Registration Statement, (b) such Registrable Securities are distributed to the public pursuant to Rule 144 under the Securities Act or (c) such Registrable Securities cease to be outstanding.

         "REGISTRATION STATEMENT" means any Registration Statement of the Company filed with the SEC on the appropriate form pursuant to the Securities Act which covers any of the shares of Common Stock pursuant to the provisions of this Agreement and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto and all materials incorporated by reference therein.

         "REQUISITE HOLDERS" has the meaning assigned to such term in Section 2(b).

         "RULE 144" means Rule 144 promulgated pursuant to the Securities Act or any similar or successor rule.

         "SEC" means the Securities and Exchange Commission, or any other successor thereto.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder or any similar or successor statute.

         "SELLING EXPENSES" means the underwriting fees, discounts, selling commissions and stock transfer taxes applicable to all Registrable Securities registered by the Holders and any and all fees of counsel to all or any of the Participating Holders.

         "SHELF REGISTRATION" has the meaning assigned to such term in Section 2(a).


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         "SHELF REGISTRATION STATEMENT" has the meaning assigned to such term in
Section 2(a).

2.       SHELF REGISTRATION

         (a) FILING OBLIGATION. As promptly as practicable following the Effective Date, the Company shall prepare and file with the SEC a "shelf" registration statement for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (a "SHELF REGISTRATION STATEMENT") on Form S-1 or any other appropriate form under the Securities Act covering the continuous resale of the Registrable Securities (the "SHELF REGISTRATION"). The Company shall use its good faith, reasonable commercial efforts to cause the Shelf Registration to be declared effective under the Securities Act as promptly as practicable, but in no event later than ninety (90) days after the Effective Date, and once effective, the Company shall use good faith reasonable commercial efforts to cause such Shelf Registration to remain effective for a period ending on the earlier of: (i) the date on which there are no Registrable Securities outstanding; or (ii) subject to Section 5(c), the date that is the two-year (2-year) anniversary of the Effective Date. The Company shall not include or permit any other party to include any securities other than Registrable Securities in the Shelf Registration. The Shelf Registration Statement shall contain a broad-form plan of distribution (including permitting underwritten offerings). The Company shall be permitted to file a post-effective amendment to its Form S-1 Registration Statement on Form S-3 at such time as the Company becomes eligible, in its sole discretion, to use Form S-3.

         (b) UNDERWRITING PROCEDURES. At any time, if Holders of at least a majority of the Registrable Securities ("REQUISITE HOLDERS") so elect, an offering of Registrable Securities only pursuant to such Shelf Registration Statement may be effected on no more than two (2) occasions in the form of an underwritten offering, with only one (1) such underwritten offering required to be effected in any one (1) consecutive twelve-month period. Upon the receipt of a written request for an underwritten offering meeting the foregoing requirements, the Company shall promptly take such steps as are necessary or appropriate to prepare for such offering. Promptly, but in no event later than ten (10) days after the receipt of such written request for an underwritten offering, the Company shall give written notice thereof to all other Holders and include in such underwriting all Registrable Securities held by any Holder from whom the Company has received a written request for inclusion therein. Notwithstanding the foregoing, if the Approved Underwriter advises the Company and the Participating Holders in writing that, in its opinion, the aggregate amount of such Registrable Securities requested to be included in such offering is sufficiently large so as to have an adverse effect on the success of such offering, then such registration shall include only the aggregate amount of Registrable Securities that in the opinion of the Approved Underwriter may be sold without any such adverse effect on the success of such offering (the "APPROVED UNDERWRITER AMOUNT") and if the number of Registrable Securities requested to be included in such underwriting is greater than the Approved Underwriter Amount, then each such Participating Holder shall be entitled to have included in such underwriting Registrable Securities equal to its pro rata portion of the Approved Underwriter Amount, based on the proportion of the amount of Registrable Securities requested to be included in such underwritten offering by each Participating Holder to the aggregate


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amount of Registrable Securities requested to be included in such underwritten offering by all Participating Holders.

         If, after electing to participate in an underwritten offering of Registrable Securities pursuant to this Agreement, any Participating Holder disapproves of the terms of the underwriting, such Participating Holder may elect to withdraw from such underwritten offering by written notice to the Company, the managing underwriter and the other Participating Holders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from such underwriting; PROVIDED, HOWEVER, that if by such withdrawal a greater number of Registrable Securities held by other Participating Holders may be included in such underwriting (up to the maximum of any limitation imposed by the underwriters), then the Company shall offer to all Participating Holders who have included Registrable Securities in such underwritten offering the right to include additional Registrable Securities in the same proportion used in determining the Approved Underwriter Amount in this Section 2(b).

         The Company shall cooperate with the Holders in order to facilitate communications among Holders solely for the purpose of obtaining the consent of sufficient Holders to request an underwritten offering pursuant to this Section 2(b), including, without limitation, by providing a list of stockholders of the Company with their respective ownership of Registrable Securities and contact information, which shall be used solely for purposes of this Agreement.

         (c) EFFECTIVE UNDERWRITTEN OFFERING. An underwritten offering requested by the Holders pursuant to Section 2(b) shall not count as one of the two (2) underwritten offerings to which the Holders are entitled under Section 2(b) unless (i) all of the Registrable Securities requested by Participating Holders to be included in the underwritten offering are so included and sold pursuant to such underwritten offering or (ii) Registrable Securities requested by Participating Holders to be included in such underwriting are so included and sold pursuant to such underwritten offering in an amount that is both (A) equal to or greater than the Approved Underwriter Amount and (B) not less than forty percent (40%) of all Registrable Securities requested by Participating Holders to be included in such underwritten offering.

         (d) SELECTION OF UNDERWRITERS. If any offering pursuant to a Shelf Registration is in the form of an underwritten offering, (i) the Requisite Holders shall select and obtain an investment banking firm of national reputation to act as the managing underwriter of the offering (the "Approved Underwriter"); provided, that such underwriter shall be reasonably satisfactory to the Company, and (ii) the Company and the Participating Holders shall enter into an underwriting agreement with the Approved Underwriter in a customary form reasonably satisfactory to the Company.

     3.  PIGGY-BACK REGISTRATION

         (a) PIGGY-BACK RIGHTS. If the Company proposes to file a Registration Statement (other than a Registration Statement on Form S-4 or S-8 or any successor form) with respect to an offering under the Securities Act by the Company for its own account or for the account of any selling stockholder of Common Stock, then the Company shall give written notice of such proposed filing to each of the Holders, which notice shall be delivered as soon as


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practicable (but in no event fewer than thirty (30) days before the anticipated filing date) and shall describe in reasonable detail the proposed registration and intended method of distribution and offer such Holders the opportunity to register the number of Registrable Securities as each such Holder may request. The Company shall use its good faith reasonable commercial efforts to permit the Holders who have requested to participate in the registration for such offering within twenty (20) days of the delivery of notice provided for in the preceding sentence to include such Registrable Securities in such offering on the same terms and conditions as the securities of the Company included therein. Notwithstanding the foregoing, if such registration involves an underwritten offering and the managing underwriter (or underwriters) selected by the Company (the "COMPANY UNDERWRITER") advises the Company and the Participating Holders in writing that, in its reasonable good faith opinion, the aggregate amount of Registrable Securities requested to be included in such offering (including those securities requested by the Company to be included in such registration) is sufficiently large so as to have an adverse effect on the success of the offering, then such registration shall include, first, all securities that the Company proposed to register for its own account or for the account of such selling stockholder, second, all Registrable Securities timely requested to be registered by the Participating Holders, pro rata among such Participating Holders (based upon the number of Registrable Securities which each such Participating Holder requested to be included in such registration), and third, all other securities proposed to be registered, in each case, to the extent of the number of securities which the Company is so advised can be sold in (or during the time of) such offering without having such adverse effect.

         (b) PRIORITY OF REGISTRATIONS. If the Company proposes to register securities for its own account or for the account of any selling stockholder at a time when Requisite Holders have requested an underwritten offering pursuant to Section 2, then the Company shall take any action that an Approved Underwriter, if already chosen pursuant to Section 2, or, in lieu thereof, the Participating Holders in such underwritten offering pursuant to Section 2 may reasonably demand be taken to give the underwritten offering pursuant to Section 2 full priority, including, without limitation, foregoing or delaying registration pursuant to this Section 3.

         (c) CONDITIONS AND LIMITATIONS ON PIGGYBACK REGISTRATIONS. If, at any time after giving written notice of its intention to register any securities and prior to the effective date of the Registration Statement filed in connection with such registration, the Company determines for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to all Participating Holders of Registrable Securities and, (i) in the case of a determination not to register, shall be relieved of its obligation to register the Registrable Securities in connection with such abandoned registration and, (ii) in the case of a determination to delay registration, shall be permitted to delay the registration of such Registrable Securities by not more than ninety (90) days; provided that such right to delay registration shall be exercised by the Company not more than once in any consecutive twelve (12) month period.

         Any Participating Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any Registration Statement pursuant to this Section 3 by giving written notice to the Company of its request to withdraw; PROVIDED, HOWEVER, that (i) such request must be made in writing prior to the earlier of the execution of the underwriting


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agreement or the execution of the custody agreement with respect to such registration and (ii) such withdrawal shall be irrevocable and, after making such withdrawal, such Participating Holder shall no longer have any right to include Registrable Securities in such registration.

         The Company's obligations to include Registrable Securities of any Holder who is not an Affiliate of the Company in any Registration Statement pursuant to this Section 3 shall terminate on the two-year anniversary date of the Effective Date.

     4.  HOLDBACK AGREEMENTS.

         (a) RESTRICTIONS ON PUBLIC SALE BY HOLDERS. Each Holder whose Registrable Securities are covered by a Registration Statement involving an underwritten offering pursuant to Section 2 or 3 agrees not to effect any public sale or distribution (except as part of such offering) of any Registrable Securities or of any securities convertible into or exchangeable or exercisable for Registrable Securities, including a sale pursuant to Rule 144, during a period as may be requested in good faith by the Approved Underwriter or the Company Underwriter of not more than ninety (90) days (which period, in any case, shall not exceed the applicable period under Section 4(b)) commencing on the commencement of such underwritten offering pursuant to such registration (the "LOCK-UP PERIOD"); PROVIDED, HOWEVER, that if any other selling stockholder of the Company shall be subject to a shorter period of prohibition in connection with any such registration or underwritten offering, then the Lock-Up Period shall be such shorter period.

         (b) RESTRICTIONS ON PUBLIC SALE BY THE COMPANY. The Company agrees not to effect any public sale or distribution of Common Stock or of any securities convertible into or exchangeable or exercisable for Common Stock for its own account or the account of any other selling stockholder (except pursuant to registrations on Form S-4 or S-8 or any successor form under the Securities Act) during any Lock-Up Period (except for Registrable Securities being sold by the Company as part of such offering).

     5.  REGISTRATION PROCEDURES.

         (a) OBLIGATIONS OF THE COMPANY. Whenever registration of Registrable Securities is required pursuant to Sections 2 or 3 of this Agreement, the Company shall use its good faith reasonable commercial efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method of distribution thereof as quickly as practicable, and in connection with any such request, the Company shall, as expeditiously as possible:

               (i) Preparation of Registration Statement. Prepare and file with the SEC a Registration Statement on any form on which the Company then qualifies that counsel for the Company deems appropriate and pursuant to which such offering may be made in accordance with the intended method of distribution thereof (except that the Registration Statement shall contain such information as may reasonably be requested for marketing or other purposes by the Approved Underwriter or the Company Underwriter), and use its good faith reasonable commercial efforts to cause any registration required hereunder to become effective as soon as practicable after the initial filing thereof (and in any event not later than seventy-five (75) days thereafter);


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               (ii) Participation in Preparation. Provide any Participating
Holder of Registrable Securities, any underwriter participating in any disposition pursuant to a Registration Statement, and any attorney, accountant or other agent retained by any Participating Holder or underwriter (each, an "Inspector" and, collectively, the "INSPECTORS"), the opportunity to participate, including, but not limited to, reviewing, commenting on and attending all meetings in the preparation of such Registration Statement, each prospectus included therein or filed with the SEC and each amendment or supplement thereto;

               (iii) Due Diligence. For a reasonable period prior to the filing of any Registration Statement pursuant to this Agreement, make available for inspection and copying by the Inspectors such financial and other information and books and records, pertinent corporate documents and properties of the Company and its subsidiaries and cause the officers, directors, employees, counsel and independent certified public accountants of the Company and its subsidiaries to respond to such inquiries and to supply all information reasonably requested by any such Inspector in connection with such Registration Statement, as shall be reasonably necessary, in the judgment of the respective counsel referred to in Section 5(a)(ii), to conduct a reasonable investigation within the meaning of the Securities Act;

               (iv) General Notifications. Promptly notify in writing the Participating Holders, the sales or placement agent, if any, therefor and the managing underwriter of the securities being sold, (A) when such Registration Statement or the prospectus included therein or any prospectus amendment or supplement or post-effective amendment has been filed, and, with respect to any such Registration Statement or any post-effective amendment, when the same has become effective, (B) when the SEC notifies the Company whether there will be a "review" of such Registration Statement, (C) of any comments (oral or written) by the SEC and by the blue sky or securities commissioner or regulator of any state with respect thereto and (D) of any request by the SEC for any amendments or supplements to such Registration Statement or the prospectus or for additional information;

               (v) 10b-5 Notification. (A) Promptly notify in writing the Participating Holders, the sales or placement agent, if any, therefor and the managing underwriter of the securities being sold pursuant to any Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act upon discovery that, or upon the happening of any event as a result of which, any prospectus included in such Registration Statement (or amendment or supplement thereto) contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made and (B) promptly prepare a supplement or amendment to such prospectus so that after delivery of such prospectus, as so amended or supplemented, to the purchasers of such Registrable Securities, such prospectus, as so amended or supplemented, shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made;

               (vi) Notification of Stop Orders; Suspensions of Qualifications and Exemptions. (A) Promptly notify in writing the Participating Holders, the sales or placement


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agent, if any, therefor and the managing underwriter of the securities being sold of the (I) issuance or threatened issuance by the SEC or any state securities regulator of any stop order or any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or (II) initiation or threaten initiation of any proceeding for such purpose and (B) use its good faith reasonable commercial efforts to (I) prevent the issuance of any such stop order, and in the event of such issuance, to obtain the withdrawal of any such stop order and (II) obtain the withdrawal of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in such Registration Statement for sale in any jurisdiction at the earliest practicable date;

               (vii) Amendments and Supplements. Prepare and file with the SEC such amendments, including post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable time period required hereunder; cause the related prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; and comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement as so amended or in such prospectus as so supplemented;

               (viii) Copies. Furnish as promptly as practicable to each Inspector and Participating Holder prior to filing a Registration Statement or any supplement or amendment thereto, copies of such Registration Statement, supplement or amendment as it is proposed to be filed, and after such filing such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such Registration Statement (including each preliminary prospectus) and such other documents as each such Participating Holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Participating Holder;

               (ix) Blue Sky. Use its good faith reasonable commercial efforts, prior to any public offering of the Registrable Securities, to register or qualify (or seek an exemption from registration or qualification) such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any Participating Holder or underwriter may request, and to continue such registration and qualification in effect in each such jurisdiction for as long as is permissible pursuant to the laws of such jurisdiction, or for as long as a Participating Holder or underwriter requests or until all of such Registrable Securities are sold, whichever is shortest, and do any and take any and all other actions that may be reasonably necessary or advisable to enable any Participating Holder to consummate the disposition in such jurisdictions of the Registrable Securities; PROVIDED, HOWEVER, that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 5(a)(ix), (B) subject itself to material taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction;


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               (x) Other Approvals. Use its good faith reasonable commercial efforts to obtain all other approvals, consents, exemptions or authorizations from such governmental agencies or authorities as may be necessary to enable the Participating Holders and underwriters to consummate the disposition of Registrable Securities;

               (xi) Agreements. Enter into customary agreements (including any underwriting agreements in customary form), and take such other actions as may be reasonably required in order to expedite or facilitate the disposition of Registrable Securities;

               (xii) "Cold Comfort" Letter. Obtain a "cold comfort" letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by "cold comfort" letters as the managing underwriter may reasonably request;

               (xiii) Legal Opinion. Furnish, at the request of any underwriter of Registrable Securities on the date such securities are delivered to the underwriters for sale pursuant to such registration, an opinion, dated such date, of counsel representing the Company for the purposes of such registration, addressed to the Holders, and the placement agent or sales agent, if any, thereof and the underwriters, if any, thereof, covering such legal matters with respect to such registration that such underwriter may reasonably request and that are customarily included in such opinions;

               (xiv) SEC Compliance, Earnings Statement. Comply with all applicable rules and regulations of the SEC, and make available to its stockholders, as soon as reasonably practicable, but no later than fifteen (15) months after the effective date of any Registration Statement, an earnings statement covering a period of twelve (12) months beginning after the effective date of such Registration Statement, in a manner that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

               (xv) Certificates, Closing. Provide officers' certificates and other customary closing documents that are required pursuant to any registration and offerings of the Registrable Securities and the consummation of any sales thereof;

               (xvi) NASD. Cooperate with each Participating Holder and each underwriter participating in the disposition of such Registrable Securities and underwriters' counsel in connection with any filings required to be made with the NASD;

               (xvii) Road Show. With respect to an underwritten offering, cause appropriate officers as are requested by an Approved Underwriter or a Company Underwriter to participate in a "road show" or similar marketing effort being conducted by such underwriter;

               (xviii) Listing. Use its good faith reasonable commercial efforts to cause all such Registrable Securities to be listed on the Nasdaq National Market and each securities exchange on which the Common Stock is then listed; and


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               (xix) Good Faith Reasonable Commercial Efforts. Use its good faith reasonable commercial efforts to take all other actions necessary to effect the registration of the Registrable Securities as contemplated hereby.

         (b) SELLER INFORMATION. The Company may require each Participating Holder to furnish to the Company such information regarding such Participating Holder and such Participating Holder's method of distribution of such Registrable Securities as the Company may from time to time reasonably request in writing.

         (c) NOTICE TO DISCONTINUE. Upon the receipt by a Participating Holder whose Registrable Securities are covered by a Registration Statement filed pursuant to Sections 2 or 3 of any notice from the Company of the happening of any event of the kind described in Section 5(a)(v), such Participating Holder shall immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Participating Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 5(a)(v) and, if so directed by the Company in the case of an event described in Section 5(a)(v), such Participating Holder shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Participating Holder's possession, of the prospectus covering such Registrable Securities that is current at the time of receipt of such notice. If the Company gives any such notice, the Company shall extend the period during which such Registration Statement is to be maintained effective by the number of days during the period from and including the date of the giving of such notice to and including the date when the Participating Holder receives the copies of the supplemented or amended prospectus contemplated by, and meeting the requirements of, Section 5(a)(v).

     6.  REGISTRATION AND SELLING EXPENSES.

         Except as otherwise expressly provided herein, the Company shall bear and pay all Registration Expenses incurred in connection with any Shelf Registration pursuant to Section 2, any registration pursuant to Section 3 and any underwritten offering pursuant to Sections 2 and 3, regardless of whether such Shelf Registration or other registration becomes effective or such underwritten offering is consummated. All Selling Expenses relating to Registrable Securities registered shall be borne by the Participating Holders of such Registrable Securities pro rata on the basis of the number of shares so registered.

     7.  INDEMNIFICATION; CONTRIBUTION.

         (a) INDEMNIFICATION BY THE COMPANY. Notwithstanding termination of this Agreement, the Company shall indemnify and hold harmless to the fullest extent permitted by law, each Holder, each of its directors, members, officers, partners, employees, advisors and agents, their respective Affiliates and each Person who controls (within the meaning of the Securities Act or the Exchange
Act) any of such Persons, and each underwriter and each Person who controls (within the meaning of the Securities Act or the Exchange Act) any underwriter from and against any and all losses, claims, damages, penalties, fines, expenses (including, without limitation, reasonable costs of investigation and fees, disbursements and other charges of counsel) and other liabilities (collectively, "LOSSES") incurred in connection with any action, suit, investigation, complaint, claim or other proceeding (collectively, a "CLAIM") commenced or conducted by any Person, including, without limitation, any governmental agency or body, arising out of or based upon any actual or alleged untrue statement of a material fact contained in any Registration Statement, prospectus or preliminary prospectus (as amended or supplemented) or any document incorporated by reference in any of the foregoing or arising out of or based upon any actual or alleged omission therein of a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent that any Losses arise out of or are based on any actual or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by such Indemnified Party expressly for use therein; PROVIDED, FURTHER, HOWEVER, that the Company shall not be liable to any Indemnified Party (as hereinafter defined) in any such case to the extent any such Losses arise out of or are based upon the failure of such Indemnified Party following its receipt from the Company of any amendment or supplement to a Registration Statement which corrects any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement to which such amendment or supplement pertains to deliver such amendment or supplement.

         (b) INDEMNIFICATION BY HOLDERS. Each Holder agrees to indemnify and hold harmless the Company, any underwriter retained by the Company and their respective directors, members, officers, partners, employees, advisors and agents, their respective Affiliates and each Person who controls (within the meaning of the Securities Act and the Exchange Act) any of such Persons from and against any and all Losses incurred in connection with any Claim commenced or conducted by any Person, including, without limitation, any governmental agency or body, arising out of or based upon any actual or alleged untrue statement or omission to state a material fact in any information furnished in writing by such Holder expressly for use in any Registration Statement or prospectus or preliminary prospectus to be used in connection with any registration pursuant to Sections 2 and 3 (subject to the exceptions set forth in the foregoing indemnity, the proviso to this sentence and applicable law); PROVIDED, HOWEVER, that the liability of any Holder under this Section 7(b) shall be limited to the amount of the net proceeds received by such Holder in the offering giving rise to such liability.

         (c) CONDUCT OF INDEMNIFICATION PROCEEDINGS. Any Person entitled to indemnification hereunder (the "INDEMNIFIED Party") agrees to give prompt written notice to the indemnifying party (the "INDEMNIFYING PARTY") after the receipt by the Indemnified Party of any written notice of the commencement or threat of any Claim for which the Indemnified Party intends to claim indemnification or contribution pursuant to this Agreement; PROVIDED that the failure so to notify the Indemnifying Party shall not relieve the Indemnifying Party of any liability that it may have to the Indemnified Party hereunder unless such Indemnifying Party is materially prejudiced by such failure. The Indemnifying Party shall be entitled to participate in and, to the extent it may wish, including jointly with any other Indemnifying Party, to assume the defense of such action at its own expense with counsel chosen by it and reasonably satisfactory to such Indemnified Party except to the extent that the Indemnified Party or Parties, as the case may be, retains separate counsel pursuant to the following sentence. The Indemnified Party shall have the right to employ separate counsel in connection with its defense of any such Claim, but the fees and expenses of such counsel shall be paid by the Indemnified Party unless (i) the

Indemnifying Party agrees to pay the same, (ii) the Indemnifying Party fails to assume the defense of such action with counsel satisfactory to the Indemnified Party in its reasonable judgment and such failure is not due to the failure of the Indemnified Party to provide the notice required in this Section 7(c), or (iii) the named parties to any such action (including, but not limited to, any impleaded parties) reasonably believe based upon written advice of counsel that the representation of such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct; PROVIDED, HOWEVER, that the Indemnifying Party shall only have to pay the fees and expenses of one firm of such separate counsel for all Indemnified Parties in each jurisdiction. No Indemnifying Party shall be liable for any settlement entered into without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the written consent of the Indemnified Party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened Claim in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnified Party is an actual or potential party to such Claim) unless such settlement, compromise or judgment (A) includes an unconditional release of the Indemnified Party from all liability arising out of such Claim and (B) does not include a statement or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party. The rights afforded to any Indemnified Party hereunder shall be in addition to any rights that such Indemnified Party may have at common law, by separate agreement or otherwise.

         (d) CONTRIBUTION. If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an Indemnified Party in respect of any Losses, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such uncovered Losses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party, as well as any other relevant equitable considerations. The relative faults of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the Indemnifying Party's and Indemnified Party's relative intent, knowledge, access to information and opportunity to correct or prevent such action; PROVIDED, HOWEVER, that the liability of any Holder under this Section 7(d) shall be limited to the amount of the net proceeds received by such Holder in the offering giving rise to such liability. The amount paid or payable by a party as a result of the such Losses shall be subject to the limitations set forth in Sections 7(a), 7(b) and 7(c).

         The parties hereto acknowledge that determining contribution pursuant to this Section 7(d) by any method of allocation (including, without limitation, a pro rata allocation based simply on the relative proportion of Registrable Securities that the Indemnifying Party and Indemnified Party included in a registration or offering) that does not take account the equitable considerations referred to in the immediately preceding paragraph would be neither just nor equitable.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 7(d).

     8.  RULE 144; OTHER EXEMPTIONS.

         With a view to making available to the Holders the benefits of Rule 144 and other rules and regulations of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company covenants that it shall (a) file in a timely manner all reports and other documents required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder and (b) take such further action as each Holder may reasonably request (including, but not limited to, providing any information necessary to comply with Rule 144), all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (x) Rule 144 as such rule may be amended from time to time or (y) any other similar rules or regulations now existing or hereafter adopted by the SEC.

     9.  CERTAIN LIMITATIONS ON REGISTRATION RIGHTS.

         (a) In the case of (i) an underwritten offering under Section 2 or (ii) a registration under Section 3, if the Company has determined to enter into an underwriting agreement in connection therewith, no Holder may participate in such registration unless such Holder (A) agrees to sell such Holder's Registrable Securities on the basis provided therein and (B) completes and executes all questionnaires, powers-of-attorney, custody agreements, indemnities, lock-up agreements, underwriting agreements and other documents required under the terms of such underwriting agreement, provided, HOWEVER, that, notwithstanding the foregoing, the Company shall not enter into any such underwriting agreement that conflicts with, or diminishes in any manner, the rights and benefits provided to Holders pursuant to this Agreement, including, without limitation, the performance of any obligations by the Company hereunder.

         (b) The Company may require each Holder of Registrable Securities to furnish to the Company such information regarding the Holder of such securities, the securities of the Company held by such Holder, the manner of acquisition of such securities, and any information required by the rules and regulations of the SEC, as the Company may from time to time reasonably request in writing.

     10. MISCELLANEOUS.

         (a) TERMINATION. This Agreement shall terminate upon the earlier of (i) the written agreement of the Company and all Holders hereto and (ii) the date upon which there are no Registrable Securities outstanding.

         (b) NO INCONSISTENT AGREEMENTS; OTHER REGISTRATION RIGHTS. The Company shall not enter into any agreement with respect to its Common Stock that is inconsistent with or has priority over the rights granted to the Holders in this Agreement.

         (c) REMEDIES. The Holders, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of their rights under this Agreement. The Company acknowledges that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive in any action for specific performance the defense that a remedy at law would be adequate.

         (d) AMENDMENTS AND WAIVERS. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from such provisions may not be given, unless the Company has obtained the prior written consent of seventy-five percent (75%) of the Holders holding Registrable Securities.

         (e) NOTICES. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, facsimile, courier service or personal delivery:

             (i)      if to the Company:

                      Purina Mills, Inc.
                      1401 South Hanley Road
                      St. Louis, Missouri 63144
                      Attention:  David G. Kabbes
                      Telephone Number:    (314) 768-4157
                      Facsimile Number:     (314) 768-4582

                      with a copy to (which shall not constitute notice):

                      Jones, Day, Reavis & Pogue
                      North Point
                      901 Lakeside Avenue
                      Cleveland, Ohio 44114
                      Attention:  Sean M. McAvoy, Esq.
                      Telephone Number:   (216) 586-3939
                      Facsimile Number:    (216) 579-0212

             (ii) if to Holders: at the address set forth in the Company's records.

                      with a copy to (which shall not constitute notice):

                      Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                      590 Madison Avenue
                      New York, New York 10022
                      Attention:       Daniel H. Golden, Esq.
                      Telephone Number:   (212) 872-1000
                      Facsimile Number:    (212) 872-1002

         Each such notice, request or other communication will be effective (a) if given by certified mail, 96 hours after such communication is deposited in the mails with certified postage prepaid addressed as aforesaid, (b) one Business Day after being furnished to a nationally recognized overnight courier for next Business Day delivery, and (c) on the date sent if sent by electronic facsimile transmission, receipt confirmed followed by a hard copy by mail.

         (f) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto; PROVIDED, HOWEVER, that the registration rights of the Holders and the other obligations of the Company contained in this Agreement shall, with respect to any Registrable Securities, be automatically transferred from a Holder to any subsequent holder of such Registrable Securities so long as such securities are Registrable Securities. Notwithstanding any transfer of such rights, all of the obligations of the Company hereunder shall survive any such transfer and shall continue to inure to the benefit of all transferees.

         (g) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         (h) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         (i) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles of conflicts of law of such State.

         (j) JURISDICTION. Any legal action or proceeding arising out of or relating to this Agreement or any agreements or transactions contemplated hereby shall be brought in the courts of the State of New York or of the United States of America for the Southern District of New York and each party hereto hereby expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. Each party hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the address set forth in Section 10(e), such service to become effective ten (10) Business Days after such mailing.

         (k) SEVERABILITY. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired.

         (l) RULES OF CONSTRUCTION. Unless the context otherwise requires, "or" is not exclusive, and references to sections or subsections refer to sections or subsections of this Agreement.

         (m) ENTIRE AGREEMENT. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings in respect of the subject matter contained herein other than those set forth or referred to herein. This Agreement supersedes all prior oral and written agreements and understandings between the parties with respect to such subject matter.

         (n) FURTHER ASSURANCES. Each of the parties shall execute such documents and perform such further acts as may be reasonably required or desirable to realize each party's benefits and rights under this Agreement and to perform its obligations hereunder.

         (o) INTERPRETATION. This Agreement is the result of arms-length negotiations between the parties hereto and has been prepared jointly by the parties. In applying and interpreting the provisions of this Agreement, there shall be no presumption that the Agreement was prepared by any one party or that the Agreement should be construed in favor of or against any one party.

         (p) NO THIRD PARTY BENEFICIARIES. This Agreement is for the benefit of the parties hereto and any Person who agrees to become bound by the terms hereof and become a Holder for the purposes of this Agreement, and is not intended to confer upon any other Person any rights or remedies.

                  [remainder of page intentionally left blank]

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                   PURINA MILLS, INC.

                                   By:____________________________________
                                      Name:
                                      Title:

                                   HOLDERS:

                                   KOCH AGRICULTURE COMPANY

                                   By:____________________________________
                                      Name:
                                      Title:

                                   GCP, INC.

                                   By:____________________________________
                                      Name:
                                      Title:

                                      [ADD OTHERS]